CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement No. 333-170228 on Form N-2 of First Trust Mortgage Income Fund, of our report dated December 23, 2011, relating to the financial statements and financial highlights of First Trust Mortgage Income Fund as of and for the year ended October 31, 2011, appearing in the annual report on Form N-CSR of First Trust Mortgage Income Fund.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 21, 2012